Exhibit 99.1

Hycroft Extends High-Grade Silver at Brimstone and Vortex

Vortex extends ~150 meters west, with 12.5 meters at 375.41 g/t silver,

including 4.2 meters of 748.02 g/t silver

WINNEMUCCA, NV, August 18, 2026 – Hycroft Mining Holding Corporation (Nasdaq: HYMC) (“Hycroft” or “the Company”) announces additional drill results from the 2025-2026 Exploration Drill Program (the “Drill Program”) at the Hycroft Mine, located in Nevada, USA, a Tier-1 mining jurisdiction.

Highlights:

●	High-grade silver continuity confirmed up-dip at Brimstone, moving the system closer to surface with H26D-6169 intersecting 82.7 meters at 87.52 g/t silver and 0.77 g/t gold, including 19.4 meters at 108.19 g/t silver and 2.10g/t gold and an interval of 0.7 meters at 14.35 g/t gold

●	Vortex high-grade silver system extended approximately 150 meters to the west, with H26D-6088 intersecting 12.5 meters at 375.41 g/t silver, including 4.2 meters of 748.02 g/t silver

●	Potential feeder target below Brimstone advanced by newly confirmed stockwork veining across a wider zone, as follow-up drilling on last year’s geophysics survey continues

●	These exciting results confirm the continued growth of Brimstone and Vortex and support the Company’s strategy of expanding both systems to define the best path for development, including the potential for a high-grade underground silver mine

●	Since commencing the Drill Program in August 2025, the Company has completed approximately 15,585 meters of core drilling of an approximately 26,000-meter core drill program

Diane Garrett, Executive Chairman and CEO, commented: “Our drilling continues to confirm the size, continuity, and growth potential of the high-grade silver systems at Brimstone and Vortex. At Brimstone, we’re expanding high-grade silver mineralization closer to surface while increasing confidence in the potential for a feeder system at depth. At Vortex, we’ve extended the high-grade zone an additional 150 meters to the west. Together, these results reinforce the case for a high-grade underground mine. With a strong, debt-free balance sheet, our operational focus this year is to determine the optimal path forward for the mine and drive shareholder value.”

1

Table 1. Drill Intercept Highlights

Hole ID	FROM	TO	INTERVAL	GRADE
	(meters)	(meters)	(meters)	Ag (g/t)	Au (g/t)	AgEQ (g/t)	AuEQ (g/t)
Brimstone High-Grade System
H25D-6080	79.6	132.1	52.5	18.46	0.43	50.71	0.68
Including	84.3	90.8	6.5	40.46	0.85	104.21	1.39
	185.3	235.6	50.3	13.00	0.36	40.00	0.53
Including	215.0	219.5	4.5	66.66	0.62	113.16	1.51

H25D-6082	65.1	119.4	54.3	59.39	0.46	93.89	1.25
Including	69.9	75.5	5.6	173.58	0.44	206.58	2.75

H26D-6085	0.0	153.0	153.0	9.87	0.44	42.87	0.57

H26D-6086	0.0	142.2	142.2	17.66	0.37	45.41	0.61

H26D-6087	29.3	177.1	147.8	32.34	0.44	65.34	0.87
Including	50.6	55.0	4.4	546.83	0.36	573.83	7.65
Including	125.0	149.7	24.6	21.92	0.89	88.67	1.18

H26D-6169	71.2	76.1	4.9	92.81	0.18	106.31	1.42
	91.0	106.0	15.0	41.96	0.70	94.46	1.26
	122.2	204.9	82.7	87.52	0.77	145.27	1.94
Including	122.2	131.9	9.7	175.77	0.36	202.77	2.70
Including	143.6	147.4	3.8	108.90	0.33	133.65	1.78
Including	167.0	173.1	6.1	140.27	0.64	188.27	2.51
Including	181.7	201.1	19.4	108.19	2.10	265.69	3.54

H26D-6170	85.6	235.0	149.4	33.32	0.42	64.82	0.86
Including	100.2	108.7	8.5	148.12	1.37	250.87	3.34
Including	171.6	181.2	9.6	69.26	0.50	106.76	1.42
Including	220.5	235.0	14.5	70.74	0.17	83.49	1.11

Brimstone Geophysics
H26D-6089	200.9	303.0	102.1	11.26	0.39	40.51	0.54
Including	119.8	137.2	17.4	29.04	0.49	65.79	0.88

H26D-6089X	645.9	647.4	1.5	120.00	0.24	138.00	1.84
	664.8	667.5	2.7	44.63	0.10	52.13	0.70
Vortex High-Grade System
H26D-6088	0.0	63.4	63.4	4.73	0.29	26.48	0.35
	313.9	405.4	91.4	66.79	0.32	90.79	1.21
Including	387.2	399.6	12.5	375.41	0.21	391.43	5.22
Also including	395.3	399.6	4.2	748.02	0.28	769.02	10.25

Note: $3,600/oz gold and $48/oz silver are used for gold equivalent (AuEQ) and silver equivalent (AgEQ) numbers

2

Brimstone Results

The current dimensions of Brimstone are approximately 300m wide (north to south) and approximately 500m long (east to west down-dip). The system remains open in all directions and at depth. In addition to step-out drilling for expanding the mineralization, the exploration program is also drilling a geophysics anomaly identified in 2025 which indicated a potential feeder system below the known mineralization.

Holes H26D-6085, H26D-6086, H26D-6087, H26D-6169, and H26D-6170 continued to expand the up-dip portion of the Brimstone high-grade system. In particular, hole H26D-6169 confirmed continuity of the high-grade system through the widest section. This hole returned an impressive intercept of 82.7 meters at 87.52 g/t silver and 0.77 g/t gold, including 19.4 meters at 108.19 g/t silver and 2.10 g/t gold and an interval of 0.7 meters grading 14.35 g/t gold. Grades of this nature can potentially be supportive of both an open pit and an underground context providing attractive optionality for mining operations.

Drilling continued below the main high-grade system to test the potential feeder identified by the geophysics survey completed in 2025. Holes H26D-6089 and H26D-6089X stepped out approximately 90 meters down-dip from the initial holes tested in late 2025 and returned alteration and geochemistry consistent with the Brimstone fluid pathway. Hole H26D-6089X intersected an 18-meter zone of stockwork veining, including 1.5 meters at 120.00 g/t silver. These results support the interpretation of a potential feeder system at depth. The signatures are consistent with that interpretation, but drilling remains high in the system and will continue to advance toward the target.

For the remainder of the Program, the Company will drill approximately 7,200 meters of core at Brimstone.

Figure 1.

Vortex Results

The strike length at Vortex is currently over a kilometer and is more than 500 meters wide at its widest point. Like Brimstone, Vortex remains open in all directions and at depth. Recent drilling is returning higher grades to the west, southwest and to the north.

Hole H26D-6088 extended high-grade silver mineralization at Vortex approximately 150 meters to the west, returning 12.5 meters at 375.41 g/t silver, including 4.2 meters at 748.02 g/t silver. This hole was an offset to hole H25D-6072 and continues to expand the high-grade silver system consistent with the Company’s structural targeting strategy at Vortex.

For the remainder of the Program, the Company is expanding drilling across the breadth of the deposit, targeting the northern, southern and eastern extensions in addition to the western zone, with approximately 3,000 meters of core planned.

Figure 2

3

About Hycroft Mining Holding Corporation

Hycroft Mining Holding Corporation is a US-based gold and silver company exploring and developing the Hycroft Mine, among the world’s largest precious metals deposits, located in northern Nevada, a Tier-1 mining jurisdiction. With a long history of heap leach operations, Hycroft is advancing to the next phase of operations for processing sulfide mineralization. In addition, Hycroft is engaged in a robust exploration drill program (2025-2026 Exploration Drill Program) to expand and advance the two new high-grade silver systems Brimstone and Vortex. These discoveries represent a significant value driver for the Hycroft Mine.

For Further Information

Investor Relations:

E: info@hycroftmining.com

P: 775-245-0564

Media:

E: media@hycroftmining.com

P: 775-245-0564

www.hycroftmining.com

Qualified Person

The Company’s Qualified Person for exploration is Alex Davidson, Vice President, Exploration, who has reviewed and approved the scientific and technical information contained in this news release.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, included in this press release and in public statements by our officers or representatives that address activities, events or developments that we expect or anticipate will or may occur in the future are forward-looking statements. These include, but are not limited to, statements regarding future business strategy, plans and goals, competitive strengths, the advancement and development of the Hycroft Mine, the results and implications of metallurgical analysis and test work, and the expansion and growth of our business.

Forward-looking statements are often identified by future or conditional words such as “estimate,” “plan,” “anticipate,” “expect,” “intend,” “believe,” “target,” “budget,” “may,” “can,” “will,” “would,” “could,” “should,” “seeks,” “scheduled to” and similar words or expressions but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are based on current expectations, estimates and projections that involve a number of risks and uncertainties, which could cause actual results to differ materially from those reflected in the statements. The risks include, but are not limited to: (i) risks related to changes in our operations at the Hycroft Mine, including risks associated with the cessation of mining operations at the Hycroft Mine; uncertainties concerning estimates of mineral resources; risks related to the lack of a completed feasibility study; risks related to metallurgical test work and process development; and risks related to our ability to re-establish commercially feasible mining and processing operations; and (ii) industry-related risks, including fluctuations in the price of gold and silver; the commercial success of, and risks related to, our exploration and development activities; uncertainties and risks related to our reliance on contractors and consultants; and the availability and cost of equipment, supplies, energy or reagents.

Any exploration target described in this press release does not represent, and should not be construed to be, an estimate of a mineral resource or mineral reserve. Ranges of potential tonnage and grade (or quality) of an exploration target are conceptual in nature; there has been insufficient exploration of the relevant property or properties to estimate a mineral resource; and it is uncertain if further exploration will result in the estimation of a mineral resource.

These and other risks may cause actual results to differ materially from those expressed or implied by the forward-looking statements, and the occurrence of one or more of these events or circumstances, alone or in combination with others, may have a material adverse effect on our business, cash flows, financial condition and results of operations. Please see the “Risk Factors” outlined in our Annual Report on Form 10-K for the year ended December 31, 2025, and in other reports filed with the SEC, for more information about these and other risks.

Given these risks and uncertainties, you are cautioned not to place undue reliance on these forward-looking statements. Although we have attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements, there may be other factors that cause results not to be as anticipated, estimated or intended. Although these forward-looking statements are based on assumptions that we believe are reasonable when made, forward-looking statements are not guarantees of future performance and actual results, performance or achievements may differ materially from those made in or suggested by the forward-looking statements in this press release.

Any forward-looking statements made in this press release speak only as of the date of this press release. We undertake no obligation to update these forward-looking statements or to publicly announce the results of any revisions to any of those statements to reflect future events or developments, except as required by law.

4